WARRANT  NO.  ____

                      WARRANT FOR PURCHASE OF COMMON STOCK


          THIS WARRANT AND THE COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE OR OTHER JURISDICTIONS SECURITIES LAW. NEITHER THIS WARRANT NOR THE COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD,
          OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE OR OTHER JURISDICTION SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               theglobe.com, Inc.

                              Purchase Warrant for
                                  Common Stock

     THIS INSTRUMENT certifies that, FOR VALUE RECEIVED, E&C Capital Partners, LLLP, a Florida limited liability limited partnership, with a business address of ___________________________ Florida (the "Holder"), or its registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant for Purchase of Common Stock (this "Warrant"), to purchase from theglobe.com, Inc., a Delaware corporation (the "Company" or the "Corporation"), Three Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Three (3,333,333) shares of Common Stock, $.001 par value, of the Company (the "Shares"), commencing immediately, and ending at 5:00 p.m., New York time, March ___, 2013, for a purchase price of twelve and one-half cents ($.125) per Share (the "Exercise Price"), such number of Shares and Exercise Price being subject to adjustment from time to time as set forth in Sections 3 and 4 below.

     This  Warrant is subject to the following provisions, terms and conditions:

SECTION 1. Warrant Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by the presentation and surrender of this Warrant with the form of the Purchase Form attached hereto as SCHEDULE A duly executed, at the principal office of the Company, and upon payment to the Company of the applicable Warrant Exercise Price in cash or by cashier's check. The Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. Upon the exercise of this Warrant, the issuance of certificates for Shares shall be made forthwith without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the


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holder  hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon any partial exercise of this Warrant, there shall be countersigned and issued to the holder hereof a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised.

SECTION 2. Reservation of Shares. The Company covenants and agrees:

(i) That all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and

(ii) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 3. Adjustment of the Warrant Exercise Price.

               a.  Adjustments  for  Subdivision,  Dividends,  Combinations  or
                   ------------------------------------------------------------
          Consolidations of Common Stock.
          -------------------------------

                    (i) If the Corporation shall at any time or from time to time after the date that this Warrant is issued (the "Original Issue Date") effect a combination or consolidation of the outstanding Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (ii) In the event the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased.

                              a.  in  the case of any such dividend, immediately
     after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                              b.  in  the  case  of any such subdivision, at the
close of business on the date immediately prior to the date upon which such corporate action becomes effective.


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
                    If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the applicable Exercise Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Exercise Price shall be adjusted as of the time of actual payment of such dividend.

               b.  Adjustment  for  Other  Dividends  and  Distributions. If the
                   ------------------------------------------------------
     Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holder of the Warrant shall receive upon Exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation that it would have received had its Warrant been exercised for Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holder of the Warrant or with respect to such other securities by their terms.

               c. Adjustment for Reclassification, Exchange and Substitution. If
                  -----------------------------------------------------------
     at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), in any such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               d.  Sale  of  Shares  Below  Exercise  Price.
                   -----------------------------------------

                    (i) If at any time or from time to time the Corporation issues or sells, or is deemed by the express provisions of this subsection
     (i) to have issued or sold, Additional Shares of Common Stock (as defined herein), other than as provided in Sections 3.a through 3.c above, for an Effective Price (as defined herein) less than the then effective Exercise Price, then and in each such case the then existing Exercise Price shall be reduced as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be (A) the number of


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
     shares of Common Stock Deemed Outstanding (as defined herein) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the Aggregate Consideration Received (as defined herein) by the Corporation for the total number of Additional Shares of Common Stock so issued could purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of this paragraph, the number of shares of Common Stock Deemed Outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually
     "Outstanding," (B) the number of shares of Common Stock into which then outstanding Warrants could be exercised if fully exercised on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                    (ii) For the purpose of making any adjustment required under this Section 3.d, the consideration received by the Corporation from any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined herein) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (iii)  For the purpose of the adjustment required under this
     Section 3.d, if the Corporation issues or sells any rights or options for the purchase of, stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of

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
     Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof, provided that, if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provide Securities, provided that such readjustment shall not apply to prior exercises of the Warrant.

                         (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 3.d, whether or not subsequently reacquired or retired by the Corporation, other than (A) shares of Common Stock issued upon exercise of the Warrant; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise or conversion, as applicable, of options, warrants or convertible securities outstanding as of the Original Issue Date and (D) shares of Common Stock issued in a Qualified Offering. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 3.d, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 3.d, for such Additional Shares of Common Stock. The term "Qualified Offering" shall mean the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock (whether for the account of the Corporation or for the account of one or more stockholders of the Corporation) to the public at an aggregate offering price of not less than fifteen million dollars ($15,000,000).

                    e.  Certificate  as  to  Adjustments. Upon the occurrence of
                        ---------------------------------
     each  adjustment  or  readjustment  of the Exercise Prices pursuant to this
     Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

SECTION 4. Adjustments of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Exercise Price pursuant to Section 3 hereof, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of Shares of Common Stock, calculated to the nearest number of shares, determined by (a) multiplying the number of Shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

SECTION 5. Fractional Interests. If any fraction of a Share is issuable on the exercise of this Warrant, the Company shall be required to and shall issue such fractional Share on the exercise of this Warrant.

SECTION 6. No Rights as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder or his transferees any rights as a shareholder of the Company.


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
SECTION 7. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 8. Applicable Law. This Warrant shall be deemed to be a contract made under and construed in accordance with the laws of the State of Delaware.

SECTION 9. Benefits. This Warrant shall not be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

SECTION 10. Transferability. No transfer of this Warrant shall be effective unless and until registered on the books of the Company maintained for such purpose, and the Company may treat the registered holder as the absolute owner of this Warrant for all purposes and the person entitled to exercise the rights represented hereby. No such transfer of this Warrant shall be effective unless prior to any transfer or attempted transfer of Warrant, or any interest herein, the Holder shall give the Company written notice of his or its intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by the Holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of either the Warrant or the Common Stock purchasable hereunder under applicable federal or state securities laws (or other applicable jurisdiction's law), the Company, as promptly as practicable, shall notify the Holder of such opinions, whereupon this Warrant (or the interests therein) proposed to be transferred shall be transferred in accordance with the terms of said notice. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Holder obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee. Any transferee of this Warrant, by acceptance hereof, agrees to be bound by all of the terms and conditions of this Warrant.

SECTION 11. Investment Representation and Legend. Each Holder by acceptance of this Warrant represents and warrants to the Company that the Holder is acquiring this Warrant, and unless at the time of exercise a registration statement under the Securities Act of 1933, as amended, is effective with respect to the Shares, that upon the exercise hereof the Holder will acquire the Shares issuable upon such exercise, for investment purposes only and not with a view towards the resale or other distribution thereof.

The Holder by acceptance of this Warrant agrees that the Company may affix, unless the Shares issuable upon exercise of this Warrant are registered at the time of exercise, the following legend to certificates for Shares upon the exercise of this Warrant:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), and have not been registered under any state or other jurisdiction's securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of unless there is an effective registration statement under the Securities Act and any applicable state securities laws, or other jurisdiction, relating thereto or unless, in the opinion of counsel acceptable to the Company, such registration is not required.

     IN WITNESS WHEREOF, the Company has duly authorized the issuance of this Warrant as of _____________, 2002.


                              theglobe.com,  Inc.


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                                   SCHEDULE A

                               THEGLOBE.COM, INC.

                                  PURCHASE FORM



theglobe.com, Inc.
110 East Broward Blvd.
Suite 1400
Ft. Lauderdale, FL 33301

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ____ of the Shares provided for therein (originally, _____ of the ___________ Shares, and as presently adjusted pursuant to Section 3 thereof, ______ of the _____Shares), and requests that certificates for such Shares be issued in the name of the undersigned and addressed as follows:


                    __________________________________________

                    __________________________________________

                    __________________________________________

                    __________________________________________
                        (Please Print Name, Address, and
                  Social Security or Tax Identification Number)


Dated:  ______________________,  200__.


Name of Warrantholder:__________________________________________________________
                      (Must be the same as that on the books and records of the Company)


Signature:            __________________________________________________________


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